As filed with the Securities and Exchange Commission on April 11, 2024
Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UL Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	8734	27–0913800
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Jennifer F. Scanlon
President and Chief Executive Officer
UL Solutions Inc.
333 Pfingsten Road
Northbrook, Illinois 60062
(847) 272–8800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jacqueline K. McLaughlin
Executive Vice President and
Chief Legal Officer
UL Solutions Inc.
333 Pfingsten Road
Northbrook, Illinois 60062
(847) 272–8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cathy A. Birkeland Christopher D. Lueking Alexa M. Berlin Latham & Watkins LLP 330 N. Wabash Avenue, Suite 2800 Chicago, Illinois 60611 (312) 876–7700	Charles W. Mulaney, Jr. Michael J. Zeidel Skadden, Arps, Slate, Meagher & Flom LLP 155 N. Wacker Drive Chicago, Illinois 60606 (312) 407–0700	Alexander D. Lynch Barbra J. Broudy Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310–8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-275468
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐
This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
UL Solutions Inc., a Delaware corporation, is filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (File No. 333-275468), as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on April 11, 2024.
The registrant is filing this registration statement for the sole purpose of registering the sale of an additional 6,670,000 shares of the registrant’s Class A common stock, which includes 870,000 shares of Class A common stock that may be sold as part of the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Prior Registration Statement. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.
The required opinion and consents are listed in Part II, Item 16 of this registration statement and filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.            Exhibits.
The following documents are filed as exhibits to this registration statement, and all other exhibits previously filed as exhibits to the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on April 2, 2024).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

107	Calculation of Filing Fee Table.
__________________
*Previously filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-275468) filed with the Securities and Exchange Commission on November 13, 2023, the amended version of which is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Northbrook, Illinois, on this 11th day of April, 2024.

UL SOLUTIONS INC.

By:	/s/ Jennifer F. Scanlon
Name: Jennifer F. Scanlon
Title: President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Jennifer F. Scanlon	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2024
Jennifer F. Scanlon

/s/ Ryan D. Robinson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 11, 2024
Ryan D. Robinson

/s/ Karen K. Pepping	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 11, 2024
Karen K. Pepping

*	Director	April 11, 2024
Frank J. Coyne

*	Director	April 11, 2024
James P. Dollive

*	Director	April 11, 2024
Marla C. Gottschalk

*	Director	April 11, 2024
Friedrich Hecker

*	Director	April 11, 2024
Charles W. Hooper

*	Director	April 11, 2024
Kevin J. Kennedy

*	Director	April 11, 2024
Lisa M. Lambert

*	Director	April 11, 2024
James M. Shannon

*	Director	April 11, 2024
Sally Susman

*	Director	April 11, 2024
Michael H. Thaman

*	Director	April 11, 2024
Elisabeth Torstad

*	Director	April 11, 2024
George A. Williams

* By:	/s/ Jennifer F. Scanlon
Jennifer F. Scanlon
Attorney-in-fact